Exhibit 99.1

Contact: Lisa K. Peterson Heelys 972-559-2313 lpeterson@heelys.com

HEELYS’ BOARD OF DIRECTORS RETAINS FINANCIAL ADVISOR TO EVALUATE STRATEGIC ALTERNATIVES

DALLAS, TX (November 5, 2008) – Heelys, Inc. (Nasdaq: HLYS) announced today that it has retained Houlihan Lokey to assist the Company’s board of directors in an analysis and consideration of a broad range of possible strategic alternatives to enhance shareholder value.

Gary Martin, Chairman of the Board of Heelys, Inc., commented that “We believe that management is making progress on restoring the company’s business to profitability. Further, our unique and patented footwear provides us a niche business that, in a difficult retail environment, is less susceptible to price competition. With that said, we also believe that we have an obligation to our shareholders to consider strategic alternatives that could enhance shareholder value. During this evaluation process, we will continue to remain focused on business as usual for all of our operations and on executing our business plan.”

There is no assurance that this process will result in any changes to the Company’s current business plans or lead to any specific action or transaction. While the process is underway, the Company does not intend or expect to disclose any developments regarding the process until, if ever, a definitive agreement is entered into or the board determines to terminate or cease the process. Also, during the process, the Company will not provide any new earnings guidance, nor will the company update or comment further upon the earnings guidance previously provided.

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS® brand targeted to the youth market. The Company’s primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to skating by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy. All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and the Company may not realize its expectations and the underlying assumptions may not prove correct. The Company’s actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of the Company’s net sales are generated by one product, the Company may not be able to successfully introduce new product categories, the Company’s intellectual property may not restrict competing products that infringe on its patents from being sold, the Company’s dependence on independent manufacturers, continued changes in fashion trends and consumer preferences and general economic conditions, the outcome of lawsuits filed against the Company, which could have a material adverse effect on us, and additional factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.